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Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment No. 2 on Form S-8 to Form S-4) of IAC/InterActiveCorp of our report dated April 1, 2005, with respect to the consolidated financial statements of TripAdvisor, Incorporated included in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-124303) and related Proxy Statement/Prospectus of IAC/InterActiveCorp and Expedia, Inc., filed with Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
August 8, 2005

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Consent of Independent Registered Public Accounting Firm